UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WELL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

American Well Corporation

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement (this “Supplement”) updates and amends the definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 23, 2026 regarding the 2026 Annual Meeting of Stockholders of American Well Corporation (the “Annual Meeting”).

The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended by this Supplement.

If you have already submitted a proxy to vote your shares at the Annual Meeting and do not wish to change your vote, you do not need to resubmit a new proxy. If you have already submitted your proxy and would like to change or revoke your proxy on any proposal, please refer to the “Information About the Annual Meeting—Can I revoke my proxy and change my vote?” in the section of the Proxy Statement.

Dr. Roy Schoenberg will not stand for re-election as a Class III director at the Annual Meeting. The Board of Directors has determined that it will not nominate a substitute nominee for election at the Annual Meeting. Votes cast on the proposal regarding Dr. Roy Schoenberg’s re-election will not be counted.